Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we herby consent to the incorporation by reference in this registration statement on Form S-3 of our report on FastChannel Network, Inc. as of and for the years ended December 31, 2005 and 2004, dated March 30, 2006, included in the joint proxy statement/registration statement on Form S-4 of Digital Generation Systems, Inc., and to all references to our firm in this registration statement on Form S-3.

/s/ VITALE, CATURANO & COMPANY, Ltd.

Boston, Massachusetts
October 10, 2006